As filed with the Securities and Exchange Commission on December 1, 1999.
                              Registration No. 333-
-----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                         THERMO BIOANALYSIS CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

      DELAWARE                                             85-0429899
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                 Identification Number)

                              8 East Forge Parkway
                          Franklin, Massachusetts 02038
               (Address of Principal Executive Offices) (Zip Code)


         THERMO BIOANALYSIS CORPORATION EMPLOYEES EQUITY INCENTIVE PLAN

                            (Full Title of the Plan)

                          Sandra L. Lambert, Secretary
                         Thermo BioAnalysis Corporation
                         C/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                    Seth H. Hoogasian, Esq., General Counsel
                         Thermo BioAnalysis Corporation
                         C/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046

                                 ---------------

                         CALCULATION OF REGISTRATION FEE


TITLE OF                                          PROPOSED
SECURITIES         AMOUNT        PROPOSED         MAXIMUM            AMOUNT OF
  TO BE             TO BE        MAXIMUM         AGGREGATE         REGISTRATION
REGISTERED        REGISTERED     OFFERING       OFFERING PRICE         FEE
                                PRICE PER
                                 SHARE
Common Stock,
 $.01 par           100,000     $17.0625 (2)      $1,706,250(2)       $475.00
 value per          shares (1)
  share

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of the Company's Common Stock issuable in connection with adjustments under the Thermo BioAnalysis Corporation Employees Equity Incentive Plan to reflect certain changes in the Company's capital structure, including stock dividends or stock splits.


(1) Represents additional shares available for grants under the Thermo BioAnalysis Corporation Employees Equity Incentive Plan as of December 1, 1999.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The Company based its calculation of the proposed maximum aggregate offering price on (1) the registration herein of 100,000 shares of Common Stock and (2) the average of the high and low sales prices, $17.125 and $17.00, respectively, of the Company's Common Stock on the New York Stock Exchange on November 26, 1999 as reported in the consolidated reporting system.

                                EXPLANATORY NOTE

      This Registration Statement is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement relating to the same employee benefit plan is effective.

      This Registration Statement relates to 100,000 shares of the Common Stock, $.01 par value per share, of Thermo BioAnalysis Corporation (the "Company" or the "Registrant"), that are reserved for issuance under the Thermo BioAnalysis Corporation Employees Equity Incentive Plan (the "Plan"). On August 20, 1998, the Company filed an initial registration statement on Form S-8 (Reg. No. 333-61949) to register 100,000 shares of Common Stock reserved for issuance under the Plan (along with other plans of the Company). Subsequently, on June 10, 1999, the Company filed an additional registration statement on Form S-8 (Reg. No. 333-80349) to register 500,000 more shares of Common Stock reserved for issuance under the Plan. The addition of this Registration Statement brings the total number of shares registered for issuance under the Plan to 700,000. The contents of the previously filed registration statements are incorporated herein by reference except for the items that are set forth below. Pursuant to Instruction E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the previous registration statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Company is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999;

            (c) The Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999;

            (d) The Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999;

            (e) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act.

      All reports or proxy statements filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment stating that all securities covered by this Registration Statement have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

      The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation ("Thermo Electron"), the majority stockholder of Thermo Instrument Systems Inc. ("Thermo Instrument"), which in turn is the majority stockholder of the Company, is an officer of the Company, Thermo Instrument and Thermo Electron, and owns or has the right to acquire 3,000 shares of Common Stock, 18,815 shares of the common stock, $.10 par value per share, of Thermo Instrument, 355,694 shares of the common stock, $1.00 par value per share, of Thermo Electron, and 142,513 shares of the common stock of Thermo Electron's subsidiaries other than the Company and Thermo Instrument.

Item 6.  Indemnification of Directors and Officers.

      The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

      The Company has an insurance policy which insures its directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

Item 8.  Exhibits.

      The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, Commonwealth of Massachusetts, on this 1st day of December, 1999.

                                   THERMO BIOANALYSIS CORPORATION


                                   By:  /s/ Colin Maddix
                                        -------------------------------------
                                        Colin Maddix
                                        President and Chief Executive
                                        Officer


                                POWER OF ATTORNEY

      Each of the undersigned Directors and Officers of Thermo BioAnalysis Corporation hereby appoints Theo Melas-Kyriazi, Paul F. Kelleher, Kenneth J. Apicerno, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                          Title                         Date


/s/ Colin Maddix              President, Chief Executive    December 1, 1999
-------------------------     Officer and Director
Colin Maddix

/s/ Theo Melas-Kyriazi         Chief Financial Officer      December 1, 1999
-------------------------
Theo Melas-Kyriazi

/s/ Paul F. Kelleher          Chief Accounting Officer      December 1, 1999
-------------------------
Paul F. Kelleher

/s/ Elias P. Gyftopoulos      Director                      December 1, 1999
-------------------------
Elias P. Gyftopoulos

/s/ Earl R. Lewis             Chairman of the Board         December 1, 1999
-------------------------     and Director
Earl R. Lewis

/s/ Jonathan W. Painter       Director                      December 1, 1999
-------------------------
Jonathan W. Painter

/s/ Arnold N. Weinberg        Director                      December 1, 1999
-------------------------
Arnold N. Weinberg

                                  EXHIBIT INDEX


Exhibit
Number            Description


5.1               Opinion of Seth H. Hoogasian, Esq.

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Seth H. Hoogasian, Esq.
                  (contained in his opinion filed as
                  Exhibit 5.1).

24                Power of Attorney (see  signature  pages to this  Registration
                  Statement).

                                                                    EXHIBIT 5.1



                         Thermo BioAnalysis Corporation
                              8 East Forge Parkway
                          Franklin, Massachusetts 02038



                                                      December 1, 1999


Thermo BioAnalysis Corporation
8 East Forge Parkway
Franklin, Massachusetts 02038

Re:   Registration Statement on Form S-8
      Relating to 100,000 Shares of the Common Stock,
      $.01 par value, of Thermo BioAnalysis Corporation

Dear Sirs:

      I am General Counsel to Thermo BioAnalysis Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 100,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") subject to the Thermo BioAnalysis Corporation Employees Equity Incentive Plan (the "Plan").

      I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

      2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

      3. The Shares, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.


      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,


                                        /s/ Seth H. Hoogasian
                                        ----------------------
                                        Seth H. Hoogasian
                                        General Counsel

                                                                   Exhibit 23.1






            Consent of Independent Public Accountants
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 1999, included in Thermo BioAnalysis Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
November 29, 1999